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                                                                    EXHIBIT 99.4

                                                                  April 21, 2000

                  We hereby consent to the use in the Registration Statement of NiSource Inc. on Form S-4 and in the Joint Proxy Statement/ Prospectus of NiSource Inc. and Columbia Energy Group, which is part of the Registration Statement, of our opinion dated February 27, 2000 appearing as Annex IV to such Joint Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                                     MORGAN STANLEY & CO.
                                                     INCORPORATED



                                                     By:      /s/ Daniel B. More
                                                              ------------------
                                                              Daniel B. More
                                                              Managing Director